Pro Forma Financial Information.

The following unaudited pro forma combined balance sheet has been derived from the unaudited balance sheet of OncBioMune Pharmaceuticals, Inc. (Formerly Quint Media, Inc.) (the “Company” or “we”) at August 31, 2015, and adjusts such information to give the effect of 1) the acquisition of OncBioMune, LLC. (“ONC”), as if it would have existed on August 31, 2015. The unaudited combined pro forma balance sheet gives effect to the share exchange agreement between the Company and the shareholders of ONC which became effective on September 2, 2015.

The following unaudited pro forma combined statements of operations for the six months ended August 31, 2015 have been derived from the statement of operations of the OncBioMune Pharmaceuticals, Inc. The following unaudited pro forma combined statements of operations for the six months ended June 30, 2015 have been derived from the statement of operations of the ONC.

ONC was formed under the laws of the State of Louisiana in March 2005 and is a biotechnology company specializing in innovative cancer treatment therapies. ONC has proprietary rights to a breast and prostate patent vaccine, as well as a process for the growth of cancer tumors. ONC’s mission is to improve the overall patient condition through innovative bio immunotherapy with proven treatment protocols, to lower deaths associated with cancer and reduce the cost of cancer treatment. ONC’s technology is safe, and utilizes clinically research proven methods of treatment to provide optimal success of patient recovery.

The unaudited pro forma combined balance sheet and unaudited combined statements of operations are presented for informational purposes only and do not purport to be indicative of the combined financial condition that would have resulted if the acquisition would have existed on August 31, 2015.

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ONCBIOMUNE PHARMACEUTICALS, INC.

(FORMERLY QUINT MEDIA, INC.)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

August 31, 2015

	OncBioMune Pharmaceuticals, Inc.	OncBioMune, LLC		Pro Forma Adjustments			Pro Forma
	August 31, 2015	June 30, 2015		Dr		Cr.	Balances
	(Unaudited)	(Unaudited)					(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$4,554	$29,776		$-		$-	$34,330
Prepaid expenses and other current assets	-	3,150					3,150

Total Current Assets	4,554	32,926		-		-	37,480

Total Assets	$4,554	$32,926		$-		$-	$37,480

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible notes payable - related parties, including put premium	$-	$-		$-		$-	$-
Loans payable	-	53,100		-		-	53,100
Advances payable - related parties	10,000	-		10,000		-	-
Line of credit	-	27,931		-		-	27,931
Convertible debt	-	100,000		-		-	100,000
Payroll Liabilities	-	18,627		-		-	18,627
Accounts payable	4,600	92,625		-		-	97,225

Total Current Liabilities	14,600	292,283		10,000		-	296,883

Total Liabilities	14,600	292,283		10,000		-	296,883

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 20,000,000 authorized Series A Preferred stock: $.0001 par value, 1,000,000 shares authorized; none issued and outstanding at August 31, 2015	-	-		-	(2)	100	100
Common stock: $.0001 par value, 500,000,000 shares authorized; 4,493,372 shares issued and outstanding at August 31, 2015 and 51,493,372 shares issued and outstanding at August 31, 2015 (proforma)	450	-			(2)	4,700	5,150
Paid-in capital	5,394,187	-	(1)	5,394,187			-
Members’ equity	-	(259,357)		-	(2)	259,357	-
Accumulated deficit	(5,404,683)	-	(2)	254,157	(1)	5,394,187	(264,653)

Total Stockholders’ Deficit	(10,046)	(259,357)		5,648,344		5,658,344	(259,403)

Total Liabilities and Stockholders’ Deficit	$4,554	$32,926		$5,658,344		$5,658,344	$37,480

See accompanying notes to unaudited pro forma combined financial statements.

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ONCBIOMUNE PHARMACEUTICALS, INC.

(FORMERLY QUINT MEDIA, INC.)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	OncBioMune Pharmaceuticals, Inc.	OncBioMune, LLC	Pro Forma
	For the Six Months	For the Six Months	Adjustments		Pro Forma
	Ended August 31, 2015	Ended June 30, 2015	Dr	Cr.	Balances
	(Unaudited)	(Unaudited)			(Unaudited)
REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES
Professional fees	24,451	15,500	-	-	39,951
Compensation expense	159,414	71,272	-	-	230,686
Research and development expense	-	8,083	-	-	8,083
General and administrative expenses	12,164	30,806	-	-	42,970

Total Operating Expenses	196,029	125,661	-	-	321,690

LOSS FROM OPERATIONS	(196,029)	(125,661)	-	-	(321,690)

OTHER INCOME (EXPENSE):
Debt settlement loss, net	(167,090)	-	-	-	(167,090)
Gain on derivative liability	10,766	-			10,766
Interest expense	(1,304,242)	(873)	-	-	(1,305,115)
Other	-	6,000	-	-	6,000

Total Other Income (Expense)	(1,460,566)	5,127	-	-	(1,455,439)

NET LOSS	$(1,656,595)	$(120,534)	$-	$-	$(1,777,129)

Net loss per common share:
Basic	$(0.58)				$(0.62)
Diluted	$(0.58)				$(0.62)

Weighted average common shares outstanding:
Basic	2,858,610				2,858,610
Diluted	2,858,610				2,858,610

See accompanying notes to unaudited pro forma combined financial statements.

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Notes to Unaudited Pro Forma Combined Financial Statements

On June 22, 2015 and amended and effective on September 2, 2015, the Company entered into a share exchange agreement (the “Exchange Agreement”) with OncBioMune, LLC. (“ONC”) and the shareholders of ONC. Pursuant to the Exchange Agreement, the Company acquired 100% of ONC’s issued and outstanding common stock from the ONC shareholders in exchange for the issuance of 47,000,000 shares of the Company’s common stock, representing 91.3% of the outstanding common stock, and 1,000,000 shares of the Company’s Series A Preferred Stock, representing 100% of the outstanding series A Preferred Stock, (the “Exchange”), after giving effect to a 1-for-138.729196667 reverse stock split (the “Reverse Stock Split”) which resulted in 4,493,372 common shares outstanding prior to the Exchange. Accordingly, the ONC shareholders became shareholders of the Company and ONC became a subsidiary of the Company. All share and per share data in the accompanying financial statements have been prospectively restated to reflect the effect of the Reverse Stock Split.

On August 12, 2015, the Company filed amended and restated Articles of Incorporation with the Nevada Secretary of State which:

a.	changed the Company’s name to OncBioMune Pharmaceuticals, Inc.,

b.	amended the authorized shares of the Company to 520,000,000, of which 500,000,000 shares are common stock, with a par value of $0.0001 per share (“Common Stock”), and 20,000,000 shares are preferred stock, with a par value of $0.0001 per share (“Preferred Stock”), and

c.	effected the Reverse Stock Split, which became effective on August 27, 2015.

On August 20, 2015, the Company filed the Certificate of Designation with the Nevada Secretary of State, designating 1,000,000 shares of the authorized 20,000,000 Preferred Stock as Series A Preferred Stock (“Series A Preferred Stock”). Each holder of Series A Preferred Stock shall be entitled to 500 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in the Certificate of Designation) for taking any corporate action

ONC is headquartered in Baton Rouge, Louisiana and was founded in 2005. ONC is a biotechnology company specializing in innovative cancer treatment therapies. It has proprietary rights to a breast and prostate patent vaccine, as well as a process for the growth of cancer tumors. ONC’s mission is to improve the overall patient condition through innovative bio immunotherapy with proven treatment protocols, to lower deaths associated with cancer and reduce the cost of cancer treatment. ONC’s technology is safe, and utilizes clinically research proven methods of treatment to provide optimal success of patient recovery.

ONC was established to potentiate the commercial opportunities being derived from the scientific research and development of the proponents’ cancer treatments to pursue licensing and/or acquisition of its therapies and proprietary technologies. The Company’s founders, Robert L. Elliott, MD, and Jonathan F. Head, PhD, have conducted their activities in association with the Elliott-Elliott-Head Breast Cancer Research and Treatment Center, a proponent related entity, in Baton Rouge, Louisiana, where an average of 40 patients are treated daily.

ONC’s current product portfolio consists of three target therapies and a vaccine platform that allows the company to create a therapeutic vaccine for any solid tumor cancer. The vaccine platform has treated over 300 patients with no toxicity.

Through the transaction with the Company, ONC plans to further develop its proprietary cancer technologies. ONC is currently in the planning stage of a Phase 2 clinical trial of its lead product, ProscaVax®. The trial will be under the direction of Glenn Bubley, MD and the lead site will be Harvard’s Beth Israel Deaconess Medical Center, with additional other hospitals in the Harvard Health System. The trial will expand the results that ONC found in its Phase 1 in a different patient population. ONC will file a new drug application after the completion of the Phase 2.

In addition to the funding of the development of ProscaVax®, the Exchange will also help ONC finance the development of its other proprietary technologies, such as the paclitaxel-albumin conjugate that ONC plans to file an orphan drug indication within the next two years.

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The Exchange became effective on September 2, 2015 and has been accounted for as a reverse-merger and recapitalization since the stockholders of ONC obtained voting and management control of the Company. ONC is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations prior to the Exchange are those of ONC and shall be recorded at the historical cost basis of ONC, and the consolidated financial statements after completion of the Exchange shall include the assets and liabilities of both ONC and the Company and the Company’s consolidated operations from the closing date of the Exchange. All share and per share information shall be retroactively restated to reflect the recapitalizations.

We have derived the Company’s historical financial data at August 31, 2015 and for the six months ended August 31, 2015 from its unaudited financial statements contained on Form 10-Q as filed with the Securities and Exchange Commission.

We have derived ONC historical financial statements as of June 30, 2015 and the six months ended June 30, 2015 from ONC’s unaudited financial statements.

The unaudited combined pro forma balance sheet at August 31, 2015 gives effect to 1) the reclassification of accumulated deficit to paid-in capital as if the merger occurred on August 31, 2015 and 2) to reflect issuance of 47,000,000 common shares and 1,000,000 preferred shares, the reclassification of members’ deficit to accumulated deficit, and the forgiveness of advances payable – related parties, and includes the following pro forma adjustments.

		Debit	Credit
At August 31, 2015
1)	To reclassify accumulated deficit
Paid-in capital		5,394,187
Accumulated deficit			5,394,187

2)	To reflect issuance of 47,000,000 common shares and 1,000,000 preferred shares, the reclassification of members deficit to accumulated deficit, and the forgiveness of advances payable – related parties
Advances payable – related parties		10,000
Accumulated deficit		254,157
Preferred stock			100
Common stock			4,700
Members’ deficit			259,357

The information presented in the unaudited pro forma combined financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange Agreement and related Merger and all related transactions occurred as of the dates indicated, nor is it indicative of our future combined financial position or combined results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Share Exchange Agreement and all related transactions.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and ONC.

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